Exhibit 99.1

U.S. GoldMining Issues Year-End Letter to Shareholders

Anchorage, Alaska – December 17, 2024 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to issue the following letter from its Chairman, Alastair Still, to provide a year-end update highlighting the key achievements and progress made in 2024 on our 100% owned Whistler Gold-Copper Project in Alaska (“Whistler” or the “Project”) located 105 miles from Anchorage, Alaska, U.S.A.

Dear Fellow Shareholders,

U.S. GoldMining Inc. - Recapping a Transformative Year

As 2024 draws to a close, we reflect on a pivotal year for U.S. GoldMining and the advancement of the Whistler Gold-Copper Project. This year brought meaningful progress across exploration, resource development and community engagement, further strengthening the foundation for our future growth.

Key Achievements in 2024

In 2024, we achieved several significant milestones, reinforcing Whistler’s position as a leading resource development opportunity in Alaska:

1. Doubling of Indicated Resources

We completed a major update to our mineral resource estimate, which increased Indicated resources by 117% to 6.5 million ounces gold-equivalent (AuEq) along with 4.2 million ounces AuEq in the Inferred category (see news release dated October 7, 2024)1. This marks a critical step forward, enhancing our confidence in the quality and scale of the deposit.

2. Continued Exploration Success including 652.5m at 1.00 g/t AuEq

Our 2024 drill campaign delivered strong results, including:

●	652.5m at 1.00 g/t AuEq, further extending Whistler’s high-grade core (see news release September 30, 2024); and,
●	120m at 1.00 g/t AuEq, highlighting a newly targeted high-grade zone in the western portion of the deposit (see news release November 18, 2024).

3. On Budget, Strong Environmental Stewardship with Robust Health & Safety

We completed over 13,000 feet (4,006 meters) of drilling ahead of schedule and under budget, with zero safety incidents and no reportable environmental incidents. This success reflects the dedication of our team and the importance we place on responsible operations.

4. Laying the Groundwork for Development

Beyond exploration, we advanced multiple initiatives to prepare Whistler for its next phase:

●	Conducted internal mining and metallurgical studies to inform future scoping work.
●	Progressed environmental and archaeological studies to support eventual permitting.
●	Collaborated with Alaskan authorities on the West Susitna Access Road, a project that will improve access to infrastructure and significantly enhance Whistler’s long-term development prospects.

Supporting Local Communities

We are committed to ensuring that our activities benefit the communities where we operate. In 2024, we:

●	Directed over $4.3 million into the Alaskan economy through partnerships with local contractors and suppliers.
●	Contributed $60,000 to local organizations, supporting initiatives such as the Iron Dog Race and Skwentna Fly-In.

These efforts reflect our dedication to fostering strong relationships with local stakeholders and contributing to economic growth in south-central Alaska.

Positioned for a Strong 2025

As we look ahead, the outlook for gold, copper and silver remains positive and we believe Whistler is well-positioned to meet the growing demand for critical minerals. Copper, in particular, is essential for advancing the clean energy transition, making Whistler a potentially valuable contributor to the broader push for sustainable resource security. Alaska represents an attractive jurisdiction to invest in exploration and resource development, with five major hardrock mines currently in production and a comprehensive and efficient permitting regulatory system in place.

Whistler is also set to benefit from strong political support for resource exploration and development in Alaska at both the state and federal level. Following the recent general election, President-elect Trump provided very encouraging messaging about the future of mining in Alaska, stating “During my second term we will continue the fight for Alaska like never before” and “we will maximize Alaska’s mining potential.” (see President Trump’s message on Alaska).

Additionally, with the anticipated development of the West Susitna Access Road, we are aligned with municipal and state government efforts to support responsible resource development. Together, these factors provide a compelling path forward as we continue to advance the project.

Closing Thoughts

This has been a transformative year for U.S. GoldMining, and we are encouraged by the momentum we’ve built. The growing M&A activity in the mining sector and the clear appetite from major producers to acquire large, technically strong projects in safe jurisdictions, underscores Whistler’s strategic importance.

Thank you to our shareholders, employees, and local partners for your continued support as we work to deliver long-term value through the Whistler Gold-Copper Project.

Wishing you a safe and prosperous New Year.

Sincerely,

Alastair Still

Chairman

U.S. GoldMining Inc.

Telephone: 1 (855) 630-1001

Email: info@usgoldmining.us

1 The Whistler mineral resource estimate consists of indicated resources of 294 million tonnes (“Mt”) at 0.68 grams per tonne (“g/t”) gold equivalent (“AuEq”) for 6.48 million ounces (“Moz”) AuEq, and 198 Mt at 0.65 g/t AuEq for an additional 4.16 Moz AuEq.

AuEq equations are calculated consistent with the methodology outlined in Whistler Project technical reports “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s profile at www.sec.gov, and as referenced in a news release dated October 7, 2024. Specifically: below 10g/t Ag: AuEq=Au + Cu*1.771 +0.0113Ag, and above 10g/t Ag: AuEq=Au + Cu*1.771.

Technical Information

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

For details of the Whistler Gold-Copper Project mineral resource estimate see the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s profile at www.sec.gov, or the technical report titled “NI43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska”, with an effective date of September 12, 2024, available under the Company’s profile at www.sedarplus.ca.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chairman

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, including planned future programs and activities. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.